Exhibit 3.330

CERTIFICATE OF MERGER

OF

HOSPITAL SAN PABLO, INC.,

HOSPITAL SAN FRANCISCO, INC.

AND

SAN PABLO DEL ESTE, INC.

WITH AND INTO

UHS OF PUERTO RICO, INC.

(Under Article 10.02 of the General Corporation Law of 1995)

It is hereby certified that:

1.The constituent business corporations participating in the merger are:

(i) UHS of Puerto Rico, Inc., which is incorporated under the laws of the State of Delaware (“UHS”);

(ii) Hospital San Pablo, Inc., a subsidiary of UHS which is incorporated under the laws of Puerto Rico (“HSP”);

(iii) Hospital San Francisco, Inc., a wholly-owned subsidiary of HSP which is incorporated under the laws of Puerto Rico (“HSF”); and

(iv) San Pablo Del Este, Inc., a wholly-owned subsidiary of HSP which is incorporated under the laws of Puerto Rico (“SP”).

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by HSP, HSF and SP in accordance with Article 10.02(C) of the General Corporation Law of 1995 of Puerto Rico and by UHS in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is UHS of Puerto Rico, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of UHS, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. The Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

UHS of Puerto Rico, Inc.
c/o Universal Health Services, Inc.
Universal Corporate Center
367 South Gulph Road
King of Prussia, Pennsylvania 19406

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The effective date of the merger is June 30, 1998.

8. The surviving constituent corporation has agreed that it may be served with process in the Commonwealth of Puerto Rico for purposes of any proceeding for the enforcement of any obligation of any constituent corporation organized in the Commonwealth of Puerto Rico, as well as the enforcement of any obligation arising from the merger on the part of the surviving corporation, including any suit or other proceeding to enforce the rights of any stockholder, as determined in an appraisal proceeding in accordance with Article 10.12 of the General Corporation Law of 1995 of Puerto Rico.

9. The surviving corporation has irrevocably appointed the Secretary of State of Puerto Rico as its agent for purposes of accepting service of process in any such suit or proceeding. The post office address outside of the Commonwealth of Puerto Rico to which the said Secretary of State shall mail a copy of any process against the surviving corporation served upon it is:

UHS of Puerto Rico, Inc.
c/o Universal Health Services, Inc.
Universal Corporate Center
367 South Gulph Road
King of Prussia, Pennsylvania 19406

10. The written consent of the stockholders of HSP, HSF and SP was given in accordance with Article 7.17 of the General Corporation Law of 1995 of Puerto Rico and written notification has been given in accordance with such Article.

IN WITNESS WHEREOF, the undersigned has subscribed this document on the date set forth below and does hereby affirm that the statements contained herein have been examined by us and are true and correct.

Dated: JUNE 30, 1998

HOSPITAL SAN FRANCISCO, INC.,
a Puerto Rico corporation

By:
Name: Kirk E. Gorman
Title: Vice President

Estado Libre Asociado de Puerto Rico

Commonwealth of Puerto Rico

CERTIFICADO DE AUTORIZACION PARA [illegible] NEGOCIOS

DE UNA CORPORACION FORANEA

CERTIFICATE OF AUTHORIZATION TO DO BUSINESS

OF A FOREIGN CORPORATION

PRIMERO: UHS of Puerto Rico, as [illegible] Delaware

FIRST: Inc. is a corporation organized under the laws of

SEGUNDO: [illegible]

SECOND: Its date of incorporation is the 8th day of December, 1997, and its existence is perpetual

TERCERO: [illegible] 367 South Gulph Road

THIRD: The physical address of its corporate domicile is King of Prussia, PA 19406-0958

CUARTO: [illegible]

FOURTH: Its designated office in the Commonwealth of [illegible] will be located at 361 San Francisco St., Penthouse, Old San Juan, PR 00901

[illegible] CT Corporation System

The Resident Agent in charge of said office is

QUINTO: [illegible]

FIFTH: The names and usual business addresses of its present directors and officers

See Attached List

SEXTO: [illegible] $ 100.00 [illegible] $ NONE

SIXTH: The assets of said corporation are and its liabilities are

SEPTIMO: [illegible]

SEVENTH: The description of the business which it proposes to carry on in the Commonwealth of Puerto Rico is the [illegible]

* To engage in any lawful activity for which corporations may be organized pursuant to the General Corporation Law of Puerto Rico of 1995.

OCTAVO: [illegible]

EIGHTH: This corporation is authorized to carry on the business described in paragraph SEVENTH in its jurisdication incorporation.

[illegible]

I, the undersigned, for the purpose of doing business in the Commonwealth of Puerto Rico pursuant to the [illegible] Corporation Law of Puerto Rico of 1995, hereby swear that the facts herein stated are true, this 11th day of December 1997.

Certificaciòn del [illegible] Examinador

Certifico que he [illegible] y revisado dicho documento y que este cumple con la Leyy [illegible].

Fecha [illegible

Bruce R, Gilbert, Secretary

[illegible Autorizado

Authorized Officer

*The corporation will contract all the professional personnel to offer these

[illegible]

A certificate of existence (or similar document) issued by the Secretary of State or other officer who maintain the custody of corporate registry [illegible] the jurisdiction under which laws this corporation is organized will be attached hereto. If said [illegible] is a foreign language, a translation of the same sworn by the translator will be attached to the certificate of existence.

illegible